EXHIBIT 99.1

Plug Power Announces First Quarter 2010 Financial Results

LATHAM, N.Y., May 11, 2010 (GLOBE NEWSWIRE) -- Plug Power Inc. (Nasdaq:PLUG), a leader in providing clean, reliable energy solutions, today reported its financial results for the first quarter of 2010.

During the first quarter, Plug Power was heavily engaged in building relationships with industry-leading organizations critical to its business. These relationships should assist with Plug Power's shipment targets for both the GenDrive™ and GenSys® product lines during 2010.

Notable relationships include a first-of-its-kind distribution agreement with The Raymond Corporation. As an independent distributor, The Raymond Corporation and its network of authorized Sales and Service Centers will sell, rent and lease Plug Power's GenDrive fuel cell units to material handling customers in North America. This relationship couples Raymond's leading AC (alternating current) technology with Plug Power's proven GenDrive solution, bringing superior power and performance to the electric lift truck market.

Plug Power was able to tout the environmentally sustainable value delivered by its GenDrive product suite by participating as a delegate in Walmart Canada's Green Business Summit on February 10, 2010. Just days before the opening ceremonies of the Vancouver Winter Olympics, the Green Business Summit highlighted very real business cases going green. Using GenDrive, customers are not just able to increase productivity by up to 15% but also reduce green house gas emission by up to 90%.

"Established material handling entities are choosing GenDrive units as the sole power solution for their operations," said Andy Marsh, CEO at Plug Power Inc. "Customers, such as United Natural Foods, Inc., Sysco and a major automobile manufacturer are choosing fuel cell power over incumbent technologies because the proven productivity increases and operational cost decreases are substantial differentiators to business. And, as a green energy source, our customers can take social responsibility seriously."

During the first quarter, Plug Power also saw significant traction in its Plug Power Energy India Pvt. Ltd. business. Since January 2010, the in-country employee base has grown to 39, including skilled technicians and mechanical, electrical and chemical engineers with fuel cell experience. Running daily, Plug Power India has established a functioning manufacturing line and fully equipped test facility.

Marsh continued, "Setting up operations in India has certainly presented both opportunities and challenges to the Plug Power business. But, working with superb associates, such as SFO Technologies, adds confidence for expansion of our GenSys product offering in rural India."

Financial Results

Net loss for the first quarter of 2010 was $12.2 million, or $0.09 per share on a basic and diluted basis. This compares with a net loss of $8.2 million, or $0.06 per share, for the first quarter of 2009.

The $4.0 million quarter over quarter increase in net loss is primarily due to two factors. In the first quarter of 2009, the Company shipped 140 units that were accounted for under a lease agreement, which required $2.5 million in costs be capitalized rather than recognized as cost of product and service revenue. In the first quarter of 2010, the Company shipped 10 units that were accounted for under a lease agreement which required $0.3 million in costs to be capitalized. In addition, in the first quarter of 2010, operating expenses include approximately $1.6 million for the ramp up of operations in India.

Total revenue for the first quarter of 2010 was $2.7 million, comprised of $1.5 million for product and service revenue and $1.2 million for research and development (R&D) contract revenue.   This compares to total revenue of $2.6 million in the first quarter of 2009, which was comprised of $1.3 million of product and service revenue and $1.3 million of R&D contract revenue.

The Company shipped 104 units of its fuel cell products during the first quarter of 2010 compared to 198 unit shipments in the first quarter of 2009.

Deferred product and service revenue at March 31, 2010 was $5.4 million. This compares to $4.6 million at December 31, 2009. Plug Power defers recognition of product and service revenue and recognizes revenue on a straight-line basis over the service period of each sold system. Accordingly, Plug Power expects to recognize the deferred product and service revenue over future periods as service commitments are fulfilled.

Total cost of revenue for the first quarter of 2010 was $5.2 million, comprised of $3.3 million for product and service cost of revenue and $1.9 million for R&D contract cost of revenue. This compares to total cost of revenue of $2.7 million in the first quarter of 2009, which was comprised of $0.5 million of costs of product and service revenue and $2.2 million for R&D contract cost of revenue.

R&D expenses for the first quarter of 2010 were $5.5 million compared with $4.5 million for the first quarter of 2009.

Selling, general and administrative (SG&A) expenses were $3.9 million for the first quarter of 2010 compared with $3.2 million for the first quarter of 2009. Additionally, $0.6 million was expensed for amortization of intangible assets during the first quarter of 2010 compared to $0.5 million for the first quarter of 2009.

Cash and Liquidity

Net cash used in operating activities for the first quarter of 2010 was $11.0 million. On March 31, 2010, Plug Power had cash, cash equivalents and available-for-sale securities of $50.3 million and net working capital of $49.2 million. This compares to $62.5 million and $60.0 million, respectively, at December 31, 2009.

The accompanying financial statements and reconciliation tables provide additional information on the Company's year-to-date performance as it relates to the full year 2010 milestones previously announced.

Conference Call

Plug Power has scheduled a conference call today at 10:00 am ET to review the Company's results for the first quarter of 2010. Interested parties are invited to listen to the conference call by calling 877.407.8291 or 201.689.8345 for international participants.

The webcast can be accessed by going directly to the Plug Power Web site (www.plugpower.com) and selecting the conference call link on the home page. A playback of the call will be available online for a period following the call.

About Plug Power Inc.

Plug Power Inc. (Nasdaq:PLUG), is an established leader in the development and deployment and commercialization of alternative fuel cell technology. Revolutionizing the way the world thinks about clean energy, Plug Power has installed more commercial fuel cell systems in the motive and stationary power markets than anyone else in the industry. The Company is actively engaged with private and public customers in targeted markets throughout the world. For more information about how to join Plug Power's energy revolution as an investor, customer, supplier or strategic partner, please visit www.plugpower.com.

The Plug Power Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4446

Plug Power Inc. Safe Harbor Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements, including, without limitation, statements regarding the risk that unit orders will not ship, be installed and/or convert to revenue, in whole or in part; the cost and timing of developing our products and our ability to raise the necessary capital to fund such development costs; we may be unable to achieve the forecasted gross margin on the sale of our products; our actual net cash used for operating expenses may exceed the projected net cash for operating expenses; the cost and availability of fuel and fueling infrastructures for our products; market acceptance of our GenDrive and GenSys systems; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully expand our product lines; our ability to improve system reliability for both GenDrive and GenSys; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to manufacture products on a large-scale commercial basis; our ability to protect our intellectual property; the cost of complying with current and future governmental regulations; the impact of deregulation and restructuring of the electric utility industry on demand for Plug Power's energy products; and other risks and uncertainties discussed under "Item IA-Risk Factors" in our annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission ("SEC") on March 16, 2010, and the reports we file from time to time with the SEC. We do not intend to and undertake no duty to update the information contained in this communication.

Plug Power Inc.
Financial Highlights

Balance Sheets (Dollars in thousands):
(unaudited)
	March 31, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$ 8,269	$ 14,581
Trading securities - auction rate debt securities	45,813	53,397
Available-for-sale securities	41,991	47,960
Accounts receivable	2,602	2,005
Inventory	6,714	6,361
Auction rate debt securities repurchase agreement	5,312	5,978
Prepaid expenses and other current assets	2,577	3,217

Total current assets	113,278	133,499

Restricted cash	2,265	2,265
Property, plant and equipment, net	14,048	14,343
Investment in leased property	2,478	2,256
Intangible assets, net	11,466	11,822

Total assets	$ 143,535	$ 164,185

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 2,077	$ 2,877
Accrued expenses	4,828	5,848
Borrowings under line of credit	51,125	59,375
Current portion long term debt	402	414
Deferred revenue	5,387	4,597
Other current liabilities	235	379

Total current liabilities	64,054	73,490

Long term debt	1,062	1,150
Other liabilities	1,314	1,276

Total liabilities	66,430	75,916

Stockholders' equity	77,105	88,269

Total liabilities and stockholders' equity	$ 143,535	$ 164,185

Statements of Operations (Dollars in thousands):	Three months ended March 31,
(unaudited)
	2010	2009
Revenue
Product and service revenue	$ 1,539	$ 1,283
Research and development contract revenue	1,208	1,338
Total revenue	2,747	2,621

Cost of revenue and expenses
Cost of product and service revenue	3,288	483
Cost of research and development contract revenue	1,882	2,219
Research and development expense	5,487	4,465
Selling, general and administrative expense	3,857	3,239
Amortization of intangible assets	562	506

Operating loss	(12,329)	(8,291)

Interest and other income and net realized gains from available-for-sale securities	342	430
Change in fair value of auction rate securities repurchase agreement	(666)	(3,050)
Net trading gain	666	3,050
Interest and other expense and foreign currency gain (loss)	(196)	(296)

Net loss	$ (12,183)	$ (8,157)

Loss per share: Basic and diluted	$ (0.09)	$ (0.06)

Weighted average number of common shares outstanding	130,440,572	128,472,637

Plug Power Inc.
Reconciliation of Non-GAAP financial measures

Reconciliation of Reported Net loss to EBITDAS

	Three months ended March 31,

	2010	2009

Operating loss, as reported	$ (12,329)	$ (8,291)

Stock based compensation	506	469
Depreciation and amortization	1,384	1,439

EBITDAS	$ (10,439)	$ (6,383)

EBITDAS is defined as net income before interest expense, provision for income taxes, depreciation and amortization expense and charges for equity compensation. We have excluded these items because we believe they are not reflective of our ongoing operating performance. EBITDAS is a non-GAAP measure of our financial performance and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Reconciliation of Gross margin percentage to Adjusted gross margin percentage

	Three months ended March 31,

	2010	2009

Total revenues, as reported	$ 2,747	$ 2,621

Deferred revenue recognized from previous reporting periods	(1,015)	(1,073)
Current invoiceable value of shipments, recorded to deferred revenue	1,806	195

Total revenues, as adjusted	$ 3,538	$ 1,743

Total cost of product and service revenue and cost of research and development revenue	$ 5,170	$ 2,702

Gross margin percentage	(88.2%)	(3.1%)

Adjusted gross margin percentage	(46.1%)	(55.0%)

Gross margin percentage is a financial ratio used to indicate the relationship between cost of sales and total revenue. We use the term adjusted gross margin percentage to refer to total revenue, as adjusted, less total cost of product and service revenue and total cost of research and development contract revenue as a percentage of total revenues, as adjusted. This non-GAAP financial measure allows management to view gross margin percentage as if revenue had been fully recognized upon invoicing. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better evaluate short-term and long-term profitability trends.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.

Plug Power Inc. and Subsidiaries
(A Development Stage Enterprise)
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended
	March 31,
	2010	2009
Cash Flows From Operating Activities:
Net loss	$ (12,183)	$ (8,157)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	822	933
Amortization of intangible asset	562	506
Stock-based compensation	506	469
Provision for bad debts	93	70
Net unrealized gains on trading securities	(666)	(3,050)
Change in fair value of auction rate debt securities repurchase agreement	666	3,050
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(684)	400
Inventory	(352)	(579)
Prepaid expenses and other current assets	664	731
Accounts payable and accrued expenses	(1,222)	(6,303)
Deferred revenue	790	(877)
Net cash used in operating activities	(11,004)	(12,807)

Cash Flows From Investing Activities:
Purchase of property, plant and equipment	(386)	(15)
Investment in leased property	(284)	(2,462)
Restricted cash	--	(1,777)
Proceeds from trading securities	8,250	--
Proceeds from maturities and sales of available-for-sale securities	25,928	22,943
Purchases of available-for-sale securities	(20,009)	(71,880)
Net cash provided by (used in) investing activities	13,499	(53,191)

Cash Flows From Financing Activities:
Purchase of treasury stock	(438)	(503)
Proceeds from stock option exercises and employee stock purchase plan	--	38
Repayment from borrowings under line of credit	(8,250)	--
Proceeds from long term debt	--	1,653
Principal payments on long-term debt and borrowings under line of credit	(103)	--
Net cash (used in) provided by financing activities	(8,791)	1,188

Effect of exchange rate changes on cash	(16)	(37)
Decrease in cash and cash equivalents	(6,312)	(64,847)
Cash and cash equivalents, beginning of period	14,581	80,845

Cash and cash equivalents, end of period	$ 8,269	$ 15,998
CONTACT: Plug Power Inc.
         Media Contact:
         Reid Hislop
           (518) 782-7700 ext. 1360
         Investor Relations Contact:
         Cathy Yudzevich
           (518) 782-7700 ext. 1448